Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

August 10, 2018

Progenics Pharmaceuticals, Inc.
One World Trade Center
47th Floor
New York, NY 10007

Re:	Offering of 9,090,909 Shares of Common Stock of Progenics Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offer, issuance and sale by the Company of (i) 9,090,909 shares (the “Firm Shares”) of common stock, par value $0.0013 per share, of the Company (“Common Stock”), and (ii) up to 1,363,636 shares of Common Stock (the “Optional Shares” and together with the Firm Shares, the “Offered Shares”) that may be sold by the Company pursuant to the exercise of an overallotment option granted to the Underwriters (as defined below), pursuant to a registration statement on Form S-3 (File No. 333-215454) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 6, 2017, and declared effective by the Commission on January 19, 2017, the related prospectus that forms a part of the Registration Statement for the purpose of registering the offer and sale of certain securities of the Company, including the Offered Shares, preferred stock, debt securities, warrants, rights and units of the Company, as supplemented by the prospectus supplement dated as of August 7, 2018, and that certain Underwriting Agreement dated as of August 7, 2018 (the “Underwriting Agreement”), by and among the Company and Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named on Schedule A attached thereto (the “Underwriters”).

In rendering the opinion below, we examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, factual representations we have received from the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. We assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on this examination and our consideration of those questions of law we considered relevant, we are of the opinion that the issuance and sale of the Offered Shares has been duly authorized by all necessary corporate action on the part of the Company, and, when issued, delivered and paid for, as provided in the Underwriting Agreement, the Offered Shares are validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations or ordinances of any other jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Offered Shares.

We hereby consent to the use of this opinion as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus and prospectus supplement constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted, /s/ O’Melveny & Myers LLP